SERVICER'S CERTIFICATE
   CHEVY CHASE AUTO RECEIVABLES TRUST 2000-1

   6.87% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-1
   7.25% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-2
   7.39% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-3
   7.47% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-4
   7.76% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS B
   8.15% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS C

   Payment Date:         September 15, 2003
   Collection Period:    August, 2003
   Record Date:          September 14, 2003

   Under the Sale and Servicing Agreement, dated as of June 1, 2000, among Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer"),
   Chevy Chase Auto Receivables Trust 2000-1 (the "Trust") and
   US Bank National Association, as indenture trustee, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Payment Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

   A. Information Regarding the Current Monthly Distribution.

   1. Class A-1 Notes

   (a) The aggregate amount of the distribution
        to Class A-1 Noteholders on the Payment Date    $          0.00

   (b) The amount of the distribution set forth
         in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution
        set forth in paragraph (a) above allocable
        to interest, including any overdue interest     $          0.00



























































   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-1 Note
        in a principal amount of $1,000                 $     0.0000000

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-1 Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-1 Note
        in a principal amount of $1,000                 $     0.0000000

   2. Class A-2 Notes

   (a) The aggregate amount of the distribution
        to Class A-2 Noteholders on the Payment Date    $          0.00

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $          0.00

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-2 Note
        in a principal amount of $1,000                 $     0.0000000

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-2 Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-2 Note
        in a principal amount of $1,000                 $     0.0000000
































































   3. Class A-3 Notes

   (a) The aggregate amount of the distribution
        to Class A-3 Noteholders on the Payment Date    $          0.00

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $          0.00

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-3 Note
        in a principal amount of $1,000                 $     0.0000000

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-3 Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-3 Note
        in a principal amount of $1,000                 $     0.0000000

   4. Class A-4 Notes

   (a) The aggregate amount of the distribution
        to Class A-4 Noteholders on the Payment Date    $  4,551,992.88

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $  4,270,108.68

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $    281,884.20

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-4 Note
        in a principal amount of $1,000                 $    61.9251358



























































   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-4 Note
        in a principal amount of $1,000                 $    58.0903940

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-4 Note
        in a principal amount of $1,000                 $     3.8347418

   5. Class B Notes

   (a) The aggregate amount of the distribution
        to Class B Noteholders on the Payment Date      $     45,648.20

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $     45,648.20

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class B Note
        in a principal amount of $1,000                 $     6.4666667

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class B Note
        in a principal amount of $1,000                 $     0.0000000


   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class B Note
        in a principal amount of $1,000                 $     6.4666667

   6. Class C Notes

   (a) The aggregate amount of the distribution to
        Class C Noteholders on the Payment Date         $     59,922.88






























































   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                 $      59,922.88

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class C Note
        in a principal amount of $1,000                 $     6.7916672

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class C Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class C Note
        in a principal amount of $1,000                 $     6.7916672

   7. Note Principal Balances

   (a) The Class A-1 Note Principal Balance as of such
        Payment Date (after giving effect to
        any distribution on such Payment Date)          $          0.00

   (b) The Class A-2 Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $          0.00

   (c) The Class A-3 Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $          0.00



































































   (d) The Class A-4 Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $ 41,012,493.99

   (e) The Class B Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $  7,059,000.00

   (f) The Class C Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $  8,823,000.00

   8. Reserve Account

   (a) Reserve Account Withdrawal Amount                $          0.00

   (b) The balance of the Reserve Account, after giving
        effect to distributions and deposits on such
        Payment Date and the change in the balances
        from that of the prior Payment Date             $  2,646,894.48

   9. Monthly Fees

   (a) Monthly Indenture Trustee's Fee                  $         89.20

   (b) Monthly Servicing Fee                            $     51,582.92

   (c) Monthly Owner Trustee's Fee                      $        333.33

   (d) Aggregate of all Purchase Amounts received
        on the related Determination Date              $           0.00

   (e) Aggregate amount received with respect to
        Defaulted Receivables, including Liquidation
        Proceeds, during the related Collection Period $     103,045.72

































































   10. Delinquencies and Pool Balance.

   (a) The aggregate Principal Balance of all Receivables
        which were delinquent (1) 30 days or more
        or (2) 90 days or more as of the last day of   1.  3,790,223.14
        the related Collection Period.                 2.  1,036,801.56

   (b) The Pool Balance as of the end of the related
        Collection Period                              $  57,636,604.19

   (c) The Pool Factor as of the end of the related
        Collection Period                              $      0.1633139

   (d) The Note Principal Balance for each
        Class of Notes (after giving
        effect to any distribution in               A-1 $          0.00
        respect of principal on such                A-2 $          0.00
        Payment Date.)                              A-3 $          0.00
                                                    A-4 $ 41,012,493.99
                                                      B $  7,059,000.00
                                                      C $  8,823,000.00

   (e) The Note Factor for each Class of Notes on
        such Payment Date.                          A-1 $     0.0000000
                                                    A-2 $     0.0000000
                                                    A-3 $     0.0000000
                                                    A-4 $     0.5579324
                                                      B $     1.0000000
                                                      C $     1.0000000

        Weighted average annual percentage rate (1)               10.75%

        Weighted average remaining term to maturity (1)           24.15


        (1) Weighted by current balance.






































































                         CHEVY CHASE BANK, F.S.B.
                         Auto Trust 2000-1  Servicer


                         Mark A. Holles
                         Group Vice President